Exhibit 99.1

OSI Systems Reports Fiscal 2020 Second Quarter Financial Results

  Record Q2 Revenues of $305 Million
  Record Q2 Earnings Per Diluted Share
    GAAP EPS of $1.12
    Non-GAAP EPS of $1.27
  Q2 Book-to-Bill Ratio of 1.1x

HAWTHORNE, Calif.--(BUSINESS WIRE)--January 28, 2020--OSI Systems, Inc. (the “Company” or “OSI Systems”) (NASDAQ: OSIS) today announced financial results for the three and six months ended December 31, 2019.

Deepak Chopra, OSI Systems’ Chairman and Chief Executive Officer, stated, “We are pleased with the second quarter performance as we delivered record earnings. With strong second quarter bookings and a robust pipeline of opportunities, we are in a good position as we enter the second half of fiscal 2020.”

For the second quarter of fiscal 2020, the Company reported revenues of $305.3 million, compared to $303.2 million reported for the second quarter of fiscal 2019. Net income for the second quarter of fiscal 2020 was $21.0 million, or $1.12 per diluted share, compared to net income of $19.1 million, or $1.03 per diluted share, for the second quarter of fiscal 2019. Non-GAAP net income for the second quarter of fiscal 2020 was $23.8 million, or $1.27 per diluted share, compared to non-GAAP net income for the fiscal 2019 second quarter of $22.1 million, or $1.19 per diluted share.

For the six months ended December 31, 2019, revenues increased 5% to $596.2 million, compared with the same period a year ago. Net income for this period was $41.7 million, or $2.22 per diluted share, compared with $28.5 million, or $1.53 per diluted share, for the same period a year ago. Non-GAAP net income for the six months ended December 31, 2019 was $41.0 million, or $2.18 per diluted share, compared with non-GAAP net income of $37.3 million, or $2.00 per diluted share, for the comparable prior-year period.

During the quarter ended December 31, 2019, the Company’s book-to-bill ratio was 1.1x. As of December 31, 2019, the Company's backlog was $886 million compared to $911 million as of June 30, 2019. Operating cash flow during the quarter ended December 31, 2019 was $34.8 million, and capital expenditures were $5.6 million.

Mr. Chopra commented, “Our Security division continued its strong momentum with 7% sales growth resulting in record second quarter revenues of $202 million. We continue to be well positioned in the marketplace as we target significant opportunities globally.”

Mr. Chopra continued, “Our Optoelectronics and Manufacturing division sustained its strong performance as we leveraged modest fiscal second quarter sales growth to significant year-over-year operating margin expansion driven by a strong mix of revenues and operational execution.”

Mr. Chopra concluded, “While this was a challenging quarter for our Healthcare division as reduced revenues led to a significant drop in operating income for that division, our first half fiscal 2020 adjusted operating income increased 7% over the comparable period of the prior year on a non-GAAP basis. Our Healthcare backlog is solid, and we will continue focusing on enhancing our core products and developing new products.”

Fiscal Year 2020 Outlook

The Company is raising its fiscal year 2020 non-GAAP earnings guidance to $4.63 to $4.85 per diluted share and is reducing its fiscal year 2020 sales guidance to a range of $1.205 billion to $1.240 billion. Actual sales and non-GAAP diluted earnings per share could vary from this guidance due to factors discussed under “Forward-Looking Statements” or other factors.

The Company’s fiscal 2020 diluted earnings per share guidance is provided on a non-GAAP basis only. The Company does not provide a reconciliation of guidance for non-GAAP diluted EPS to GAAP diluted EPS (the most directly comparable GAAP measure) on a forward-looking basis because the Company is unable to provide a meaningful or accurate compilation of reconciling items and certain information is not available. This is due to the inherent difficulty and complexity in accurately forecasting the timing and amounts of various items included in the calculation of GAAP diluted EPS but excluded in the calculation of non-GAAP diluted EPS, such as acquisition costs and other non-recurring items that have not yet occurred, are out of the Company’s control, or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of unavailable information which may be material and therefore could result in GAAP diluted EPS, the corresponding GAAP financial measure, being materially different from projected non-GAAP diluted EPS.

Presentation of Non-GAAP Financial Measures

This earnings release includes a presentation of non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP operating income (loss) by segment and non-GAAP operating margin, all of which are non-GAAP financial measures. The presentation of these non-GAAP figures for the three and six months ended December 31, 2018 and 2019 is provided to allow for the comparison of the underlying performance of the Company, net of restructuring and other charges (including certain legal costs), amortization of intangible assets acquired through business acquisitions and non-cash interest expense primarily related to convertible debt, and their associated tax effects, and the impact of discrete income tax items. Management believes that these non-GAAP financial measures provide (i) enhanced insight into the ongoing operations of the Company, (ii) meaningful information regarding the Company’s financial results (excluding amounts management does not view as reflective of ongoing operating results) for purposes of planning, forecasting, and assessing the performance of the Company’s businesses, (iii) a meaningful comparison of financial results of the current period against results of past periods, and (iv) financial results that are more comparable to financial results of peer companies than are GAAP figures. Non-GAAP financial measures should not be assessed in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as measures used by other companies due to possible differences in methods and in the items or events for which adjustments are made.

Reconciliations of GAAP to non-GAAP financial information are provided in the accompanying tables. The financial results calculated in accordance with GAAP and reconciliations from those financial results should be carefully evaluated.

Conference Call Information

The Company will host a conference call and simultaneous webcast beginning at 1:30pm PT (4:30pm ET) today to discuss its results for the second quarter of fiscal 2020. To listen, please visit the Investor Relations section of the OSI Systems website, http://investors.osi-systems.com/index.cfm and follow the link that will be posted on the front page. A replay of the webcast will be available beginning shortly after the conclusion of the conference call until February 11, 2020. The replay can either be accessed through the Company’s website, www.osi-systems.com, or by telephonic replay by calling 1-855-859-2056 and entering the conference call identification number 8438418 when prompted for the replay code.

About OSI Systems

OSI Systems is a vertically integrated designer and manufacturer of specialized electronic systems and components for critical applications in the homeland security, healthcare, defense and aerospace industries. The Company combines more than 40 years of electronics engineering and manufacturing experience with offices and production facilities in more than a dozen countries to implement a strategy of expansion into selective end-product markets. For more information on OSI Systems or its subsidiary companies, visit www.osi-systems.com. News Filter: OSIS-E

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to the Company's current expectations, beliefs, and projections concerning matters that are not historical facts. Forward-looking statements are not guarantees of future performance and involve uncertainties, risks, assumptions, and contingencies, many of which are outside the Company's control and which may cause actual results to differ materially from those described in or implied by any forward-looking statement. Forward-looking statements include, but are not limited to, information provided regarding expected revenues, earnings, growth, and operational performance in fiscal 2020. The Company could be exposed to a variety of negative consequences as a result of delays related to the award of domestic and international contracts; failure to secure the renewal of key customer contracts; delays in customer programs; delays in revenue recognition related to the timing of customer acceptance; unanticipated impacts of sequestration and other U.S. Government budget control provisions; changes in domestic and foreign government spending and budgetary, procurement and trade policies adverse to the Company's businesses; global economic uncertainty; unfavorable currency exchange rate fluctuations; effect of changes in tax legislation; market acceptance of the Company's new and existing technologies, products, and services; the Company's ability to win new business and convert orders received to sales within the fiscal year; enforcement actions in respect of any noncompliance with laws and regulations, including export control and environmental regulations and the matters that are the subject of some or all of the Company's investigations and compliance reviews; contract and regulatory compliance matters, and actions which, if brought, could result in judgments, settlements, fines, injunctions, debarment, or penalties; and other risks and uncertainties, including, but not limited to, those detailed herein and from time to time in the Company's Securities and Exchange Commission filings, which could have a material and adverse impact on the Company's business, financial condition, and results of operations. For additional information on these and other factors that could cause the Company's future results to differ materially from those in any forward-looking statements, see the section titled "Risk Factors" in the Company's most recently filed Annual Report on Form 10-K and other risks described therein and in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which are based on currently available information and speak only as of the date on which they are made. The Company assumes no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information, or otherwise, except to the extent it is required to do so under federal securities laws.

OSI SYSTEMS, INC. AND SUBSIDIARIES UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2018	2019	2018	2019
Revenue:
Products	$225,402	$223,772	$407,882	$433,533
Services	77,803	81,570	161,572	162,661
Total revenues	303,205	305,342	569,454	596,194
Cost of goods sold:
Products	150,131	148,709	275,502	295,051
Services	42,730	45,860	87,695	91,159
Total cost of goods sold	192,861	194,569	363,197	386,210
Gross profit	110,344	110,773	206,257	209,984
Operating expenses:
Selling, general and administrative	67,097	63,902	128,804	126,079
Research and development	12,805	14,881	26,558	29,127
Restructuring and other charges (benefit), net	(1,265)	(929)	2,931	(3,028)
Total operating expenses	78,637	77,854	158,293	152,178
Income from operations	31,707	32,919	47,964	57,806
Interest expense and other, net	(5,620)	(4,844)	(10,952)	(9,580)
Income before income taxes	26,087	28,075	37,012	48,226
Provision for income taxes	(6,980)	(7,089)	(8,503)	(6,497)
Net income	$19,107	$20,986	$28,509	$41,729

Diluted earnings per share	$1.03	$1.12	$ 1.53	$2.22
Weighted average shares outstanding – diluted	18,624	18,682	18,679	18,783

UNAUDITED SEGMENT INFORMATION (in thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2018	2019	2018	2019
Revenues – by Segment:
Security division	$188,684	$202,437	$358,644	$391,401
Healthcare division	51,559	41,992	89,832	82,200
Optoelectronics and Manufacturing division (including intersegment revenues)	72,019	72,806	142,973	146,444
Intersegment revenues eliminations	(9,057)	(11,893)	(21,995)	(23,851)
Total	$303,205	$305,342	$569,454	$596,194

Operating income (loss) – by Segment:
Security division	$26,063	$28,562	$49,113	$48,880
Healthcare division	2,209	1,294	334	4,111
Optoelectronics and Manufacturing division	8,067	9,018	14,892	17,787
Corporate	(4,560)	(6,080)	(15,911)	(13,417)
Eliminations	(72)	125	(464)	445
Total	$31,707	$32,919	$47,964	$57,806

OSI SYSTEMS, INC. AND SUBSIDIARIES UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2019	December 31, 2019
Assets

Cash and cash equivalents	$96,316	$95,056
Accounts receivable, net	238,440	257,385
Inventories	273,711	252,535
Other current assets	32,432	43,313
Total current assets	640,899	648,289
Property and equipment, net	127,385	129,588
Goodwill	307,108	309,429
Intangible assets, net	132,954	127,464
Other non-current assets	56,518	87,156
Total Assets	$1,264,864	$1,301,926

Liabilities and Stockholders' Equity

Bank lines of credit	$88,000	$91,000
Current portion of long-term debt	804	837
Accounts payable and accrued expenses	169,718	183,288
Other current liabilities	123,486	108,811
Total current liabilities	382,008	383,936
Long-term debt	257,752	262,326
Other long-term liabilities	73,377	97,948
Total liabilities	713,137	744,210
Total stockholders’ equity	551,727	557,716
Total Liabilities and Stockholders’ Equity	$1,264,864	$1,301,926

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND EARNINGS PER SHARE (in thousands, except earnings per share data)

	Three Months Ended December 31,				Six Months Ended December 31,
	2018		2019		2018		2019
	Net income	EPS	Net income	EPS	Net income	EPS	Net income	EPS
GAAP basis	$19,107	$1.03	$20,986	$1.12	$28,509	$1.53	$41,729	$2.22
Restructuring and other charges (benefit), net	(1,265)	(0.07)	(929)	(0.05)	2,931	0.16	(3,028)	(0.16)
Amortization of acquired intangible assets	4,022	0.22	3,566	0.19	8,190	0.44	7,163	0.38
Non-cash interest	1,955	0.10	2,239	0.12	3,881	0.21	4,402	0.23
Tax benefit of above adjustments	(1,331)	(0.07)	(1,352)	(0.07)	(4,231)	(0.23)	(2,373)	(0.13)
Discrete tax items	(392)	(0.02)	(696)	(0.04)	(1,934)	(0.11)	(6,910)	(0.36)

Non-GAAP basis	$22,096	$1.19	$23,814	$1.27	$37,346	$2.00	$40,983	$2.18
RECONCILIATION OF GAAP TO NON-GAAP OPERATING INCOME (LOSS) AND OPERATING MARGIN BY SEGMENT (in thousands, except percentages)

Three Months Ended December 31, 2018
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$26,063	13.8%	$2,209	4.3%	$8,067	11.2%	$(4,632)	$31,707	10.5%
Restructuring and other charges (benefit), net	(46)	0.0%	3,335	6.5%	46	0.0%	(4,600)	(1,265)	(0.4%)
Amortization of acquired intangible assets	2,818	1.5%	--	--	1,205	1.7%	--	4,023	1.3%
Non-GAAP basis– operating income (loss)	$28,835	15.3%	$5,544	10.8%	$9,318	12.9%	$(9,232)	$34,465	11.4%

Three Months Ended December 31, 2019
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$28,562	14.1%	$1,294	3.1%	$9,018	12.4%	$(5,955)	$32,919	10.8%
Restructuring and other charges (benefit), net	405	0.2%	--	--	30	0.0%	(1,364)	(929)	(0.4%)
Amortization of acquired intangible assets	2,792	1.4%	--	--	774	1.1%	--	3,566	1.2%
Non-GAAP basis– operating income (loss)	$31,759	15.7%	$1,294	3.1%	$9,822	13.5%	$(7,319)	$35,556	11.6%
Six Months Ended December 31, 2018
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$49,113	13.7%	$334	0.4%	$14,892	10.4%	$(16,375)	$47,964	8.4%
Restructuring and other charges (benefit), net	--	--	3,526	3.9%	420	0.3%	(1,015)	2,931	0.5%
Amortization of acquired intangible assets	5,916	1.6%	--	--	2,274	1.6%	--	8,190	1.5%
Non-GAAP basis– operating income (loss)	$55,029	15.3%	$3,860	4.3%	$17,586	12.3%	$(17,390)	$59,085	10.4%
Six Months Ended December 31, 2019
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$48,880	12.5%	$4,111	5.0%	$17,787	12.1%	$(12,972)	$57,806	9.7%
Restructuring and other charges (benefit), net	405	0.1%	--	--	17	0.0%	(3,450)	(3,028)	(0.5%)
Amortization of acquired intangible assets	5,592	1.4%	--	--	1,571	1.1%	--	7,163	1.2%
Non-GAAP basis– operating income (loss)	$54,877	14.0%	$4,111	5.0%	$19,375	13.2%	$(16,422)	$61,941	10.4%

Contacts

OSI Systems, Inc.
Ajay Vashishat
Vice President, Business Development
Tel: (310) 349-2237
avashishat@osi-systems.com